As filed with the Securities and Exchange Commission on February 3, 2006
                                                 Registration No. 333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                         THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                     11-2408943
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               ------------------

                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         THE ESTEE LAUDER COMPANIES INC.
              AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN
                              (Full Title of Plan)

                               Sara E. Moss, Esq.
             Executive Vice President, General Counsel and Secretary
                         The Estee Lauder Companies Inc.
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                               ------------------

                                    COPY TO:

                            Jeffrey J. Weinberg, Esq.
                           Weil, Gotshal & Manages LLP
                                767 Fifth Avenue
                               New York, NY 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                               PROPOSED            PROPOSED
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE       MAXIMUM OFFERING     MAXIMUM AGGREGATE         AMOUNT OF
     TO BE REGISTERED                 REGISTERED (1)     PRICE PER SHARE (2)   OFFERING PRICE (2)    REGISTRATION FEE (2)
Class A common Stock,
par value $0.01 per share            10,000,000 shares         $36.02           $360,200,000.00           $38,542.00
==========================================================================================================================

--------------------
(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933. The fee is calculated on the basis of the average of the high and low prices for the Registrant's Class A Common Stock reported on the New York Stock Exchange on January 31, 2006.

                                EXPLANATORY NOTE

         In accordance with General Instruction E to Form S-8, this Registration Statement registers 10,000,000 additional shares of Class A common stock of The Estee Lauder Companies Inc. (the "Company"), par value $0.01 per share (the "Class A Common Stock"), for issuance pursuant to benefits awarded under the Company's Amended and Restated Fiscal 2002 Share Incentive Plan. The contents of two earlier Registration Statements on Form S-8 filed with respect to the Company's Fiscal 2002 Share Incentive Plan, as filed with the Securities and Exchange Commission on July 22, 2005, Registration Statement No. 333-126820, and on November 1, 2001, Registration No. 333-72684, are, to the extent not modified herein, hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.


  Exhibit No.                               Description
  -----------                               -----------

     4.1    -     Restated Certificate of Incorporation dated November 16, 1995
                  (incorporated by reference to Exhibit 3.1 to the Company's
                  Annual Report on Form 10-K for the fiscal year ended June 30,
                  2003) (File No. 001-14064).

     4.2    -     Certificate of Amendment to Restated Certificate of
                  Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  December 31, 1999) (File No. 001-14064).

     4.3    -     Amended and Restated By-Laws (incorporated by reference to
                  Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 17, 2005) (File No. 001-14064).

     5      -     Opinion of Weil, Gotshal & Manges LLP.

     23.1   -     Consent of KPMG LLP.

     23.2   -     Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

     24     -     Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

     99     -     The Estee Lauder Companies Inc. Amended and Restated Fiscal
                  2002 Share Incentive Plan (incorporated by reference to
                  Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 17, 2005) (File No. 001-14064).




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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 3, 2006.



                                    THE ESTEE LAUDER COMPANIES INC.

                                    By: /s/ Richard W. Kunes
                                        --------------------------------------
                                        Name: Richard W. Kunes
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Lauder, Richard W. Kunes and Sara E. Moss, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                                 Title                             Date
           ---------                                 -----                             ----

/s/ William P. Lauder                President, Chief Executive Officer         February 3, 2006
------------------------------       and Director
William P. Lauder                    (Principal Executive Officer)


/s/ Leonard A. Lauder                Chairman of the Board of Directors         February 3, 2006
------------------------------
Leonard A. Lauder


/s/ Charlene Barshefsky              Director                                   February 3, 2006
------------------------------
Charlene Barshefsky


/s/ Rose Marie Bravo                 Director                                   February 3, 2006
------------------------------
Rose Marie Bravo


/s/ Mellody Hobson                   Director                                   February 3, 2006
------------------------------
Mellody Hobson


/s/ Irvine O. Hockaday, Jr.          Director                                   February 3, 2006
------------------------------
Irvine O. Hockaday, Jr.


/s/ Aerin Lauder                     Director                                   February 3, 2006
------------------------------
Aerin Lauder


/s/ Ronald S. Lauder                 Director                                   February 3, 2006
------------------------------
Ronald S. Lauder


                                       4

/s/ Richard D. Parsons               Director                                   February 3, 2006
--------------------------------
Richard D. Parsons


/s/ Marshall Rose                    Director                                   February 3, 2006
--------------------------------
Marshall Rose


/s/ Lynn Forester de Rothschild      Director                                   February 3, 2006
--------------------------------
Lynn Forester de Rothschild


/s/ Barry S. Sternlicht              Director                                   February 3, 2006
--------------------------------
Barry S. Sternlicht


/s/ Richard W. Kunes                 Executive Vice President and Chief         February 3, 2006
--------------------------------     Financial Officer (Principal Financial
Richard W. Kunes                     and Accounting Officer)


                                  EXHIBIT INDEX



  Exhibit No.                             Description
  -----------                             -----------

     4.1     -    Restated Certificate of Incorporation dated November 16, 1995
                  (incorporated by reference to Exhibit 3.1 to the Company's
                  Annual Report on Form 10-K for the fiscal year ended June 30,
                  2003) (File No. 001-14064).

     4.2     -    Certificate of Amendment to Restated Certificate of
                  Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  December 31, 1999) (File No. 001-14064).

     4.3     -    Amended and Restated By-Laws (incorporated by reference to
                  Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 17, 2005) (File No. 001-14064).

     5       -    Opinion of Weil, Gotshal & Manges LLP.

     23.1    -    Consent of KPMG LLP.

     23.2    -    Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

     24      -    Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

     99      -    The Estee Lauder Companies Inc. Amended and Restated Fiscal
                  2002 Share Incentive Plan (incorporated by reference to
                  Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 17, 2005) (File No. 001-14064).














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